Exhibit 5.1

[Letterhead of Heller Ehrman White & McAuliffe LLP]

September 10, 2004

Intellisync Corporation

2550 North First Street

San Jose, California 95131

Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 to be filed by Intellisync Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about September 10, 2004 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) $60,000,000 aggregate principal amount of the Company’s 3% Convertible Notes due 2009 (the “Notes”) issued under an Indenture, dated as of March 3, 2004 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”); and (ii) 15,000,000 shares of the Company’s common stock, par value $0.001 per share, initially issuable upon conversion of the Notes (the “Underlying Common Stock”, together with the Notes, the “Securities”), to be sold by certain securityholders listed in the Registration Statement (the “Selling Securityholders”). The Securities are to be sold as set forth in the Registration Statement and the prospectus relating to the Securities.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the Registration Statement. To the extent the Company’s obligations depend on the enforceability of the Indenture against the other parties to the Indenture, we have assumed that the Indenture is enforceable against the other parties thereto.

II.

We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities to be sold by the Selling Securityholders.

This opinion is limited to the federal laws of the United States of America and the laws of the State of New York, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

1. When the Notes, in the form included in the Indenture, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold and delivered as described in the Registration Statement and the related prospectus, the Notes will be legally issued, fully-paid and non-assessable and constitute a valid and binding obligation of the Company, subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and (iii) the unenforceability of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions which, under certain circumstances, may be limited on public policy grounds.

2. It is our opinion that the Underlying Common Stock, when sold by the Selling Securityholders in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

IV.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm whenever appearing in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

This opinion is rendered to the Company in connection with the filing of the Registration Statement and is solely for the Company’s benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise the Company of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

/s/    Heller Ehrman White & McAuliffe LLP